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[LOGO  Mintz & Partners LLP]
---------------------------
       Chartered Accountants                       100 - 1446 Don Mills Road
                                                   North York, ON M3B 3N6

January 24, 2000                                   Tel: (416) 391-2900
                                                   Fax: (416) 391-2748
                                                   Web site: www.mintzca.com

The Securities and Exchange Commission
Washington, D.C.
20549
U.S.A.

Dear Sirs:

RE:  INTERUNION FINANCIAL CORPORATION

We have been advised of our appointment as auditors of InterUnion Financial Corporation ("InterUnion"), for the fiscal year ending March 31, 2000, by letter dated January 17, 2000.

We have been advised that:

a) The appointment of Mintz & Partners LLP as auditors for the fiscal year ending March 31, 2000 was considered and approved by the board of directors of InterUnion Financial Corporation;

b) There has been no adverse or qualified opinion or disclaimer contained in the report of BDO Dunwoody LLP, Chartered Accountants, on InterUnion's financial statements for the fiscal year ended March 31, 1999;

c) There have been no disagreements or reportable events in connection with the audit of the financial statements for the year ended March 31, 1999.

This is to advise you that, based on our knowledge of the information at this time, we agree with the information contained in the Notice, referred to above.

This letter is being provided to InterUnion Financial Corporation to be included with their reports on Form 8-K to the Securities and Exchange Commission.

Yours very truly,

MINTZ & PARTNERS LLP



/s/ Elliott Jacobson
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    Elliott Jacobson


                                 [LOGO] A member of Collins Barrow Canada
                                        and Moores Rowland International,
                                        associations of independent accounting
                                        firms throughout the world



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[BDO LETTERHEAD]                                  60 Columbia Way Suite 400
                                                  Markham Ontario Canada L3R 0C9
                                                  Telephone: (905) 946-1066
                                                  Telefax: (905) 946-9524

                                                               November 15, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
USA

Ladies and Gentlemen:

Re: INTERUNION FINANCIAL CORPORATION

We have read Item 4 of Interunion Financial Corporation's Amended Form 8-K dated January 24, 2000, and signed February 15, 2000, and are in agreement with the statements contained therein except that our fee estimate was approximately 10% higher than the previous year whereas Form 8-K uses the term "significantly".

Yours truly
BDO DUNWOODY LLP

(signed) BDO Dunwoody LLP


   BDO DUNWOODY LLP IS A LIMITED LIABILITY PARTNERSHIP REGISTERED IN ONTARIO